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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE

U.S. $4,000,000                                                December 29, 2000

                  FOR VALUE RECEIVED, WRD Holding Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Apollo Real Estate Investment Fund III, L.P., having an office at 2 Manhattanville Road, Purchase, New York 10577 ("Lender"), the principal sum of FOUR MILLION DOLLARS ($4,000,000), together with interest on the unpaid principal amount of this Note pursuant to the terms hereof, Additional Interest (as hereinafter defined) and all other amounts due hereunder. All such principal, interest, Additional Interest and such other amounts due hereunder (collectively, the "Debt"), shall be payable, without set-off or counterclaim, in lawful money of the United States of America in immediately available funds to Lender at the address of Lender set forth herein or at such other place as Lender may from time to time designate in writing. The entire unpaid principal amount of this Note and any accrued and unpaid interest thereon shall be due and payable on the Maturity Date, unless otherwise earlier prepaid or accelerated in accordance with the terms hereof. This Note is issued pursuant to the terms of the Interest Purchase Agreement, dated the date hereof, between Borrower and Lender (as the same may be amended, supplemented or restated from time to time, the "Interest Purchase Agreement"), and other documents, instruments and agreements described or referred to therein and/or executed as of the date hereof (such documents, instruments and agreements, as the same may be amended, supplemented or restated from time to time, are collectively referred to herein as the "Loan Documents").

         1. Definitions. Capitalized terms not otherwise defined in this Note shall have the meanings ascribed to such terms in the Interest Purchase Agreement. For purposes of this Note, the following terms shall have the meanings set forth below.

(a) "Appraised Net Asset Value" means the value of the Company, after deducting all liabilities of the Company, as agreed to by Borrower and Lender, or if Borrower and Lender cannot agree on the value of the Company within a reasonable period of time, the value of the Company, after deducting all liabilities of the Company, determined as set forth herein. Each of Borrower and Lender shall within 30 days after the occurrence of an event giving rise to the determination of Appraised Net Asset Value appoint by notice a professional appraiser with significant experience in the appraisal of real estate and/or companies engaged in the real estate business in Russia (a "Qualified Appraiser"). The two Qualified Appraisers so appointed shall, within 30 days of their appointment, appoint a third Qualified Appraiser by notice to Borrower and Lender, and the three Qualified Appraisers shall determine the net proceeds that would have been received by the Company if the Company (i) sold all of its assets for cash at their then fair market value (less all costs and expenses of such sale, including closing costs, real estate brokerage commissions and fees, title premiums and escrow fees, reserves in respect of specified matters and legal and other expenses incident to such sale) and (ii) paid all of its liabilities. The value of the Company shall equal the average of the appraised values determined by each of the two Qualified Appraisers whose appraisals are closest to each other (or, if either of Borrower or Lender fails to promptly


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appoint its Qualified Appraiser as provided above, the appraised value determined by the Qualified Appraiser appointed).

(b) "Available Cash Flow" means the net operating income of Borrower commencing on the date hereof (including, without limitation, Company Distributions received by Borrower), after payment of all operating expenses commencing after the date hereof and any taxes related to the Company Distributions.

(c) "Company Distributions" means any and all distributions made by the Company to Borrower after the date hereof.

(d) "Company" means Western Realty Development LLC.

(e) "Liquidity Event" means the occurrence of any of the following in one transaction or series of related transactions: (i) the direct or indirect sale by Borrower of all or substantially all of the equity interests of the Company;
(ii) the contribution of all or substantially all of the equity interests of the Company to another entity in exchange for consideration including securities of such entity (or any of such entity's affiliates); (iii) a merger or consolidation of the Company into another entity in connection with which the holders of equity interests of the Company receive cash from, and/or securities of, such entity; (iv) the direct or indirect sale of any of the real property assets owned directly or indirectly by the Company; (v) the consummation of an offering of securities by the Company; (vi) the refinancing of any existing indebtedness of the Company (except to the extent the proceeds of such refinancing are used by the Company in connection with its operations); and
(vii) any similar transaction.

(f) "Maturity Date" means November 30, 2005.

(g) "Net Liquidation Proceeds" means all amounts received by Borrower or the Company, as the case may be, from a Liquidity Event after deducting from such proceeds all expenses incurred by Borrower and/or the Company in connection therewith, and all taxes related thereto, provided, however, that any proceeds received by the Company and distributed to Borrower shall only be considered "Net Liquidation Proceeds" received by the Company but not Borrower.

(h) "Participation Amount" means (i) upon the occurrence of any Liquidity Event prior to the Maturity Date, the proceeds of which are received directly by the Company, an amount equal to 30% of the amount by which Net Liquidation Proceeds exceed the Threshold Amount, (ii) upon the occurrence of any Liquidity Event prior to the Maturity Date, the proceeds of which are received directly by Borrower, an amount equal to the amount by which Net Liquidation Proceeds exceed the Threshold Amount, and (iii) in connection with the repayment of the Debt at maturity, an amount equal to 30% of the amount by which the Appraised Net Asset Value exceeds the Threshold Amount as of the Maturity Date, less any amounts previously paid by Borrower to Lender in connection with a Liquidity Event.

(i) "Threshold Amount" means $13,750,000.


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         2.       Payment of Debt. Borrower covenants and agrees with Lender that Borrower shall punctually pay the Debt in U.S. dollars to Lender on the Maturity Date (or earlier, as provided herein) by wire transfer of immediately available funds.

         3. Prepayments. (a) Borrower shall not prepay the principal amount of the Debt without Lender's prior written consent other than as set forth in clause (b) of this Section 3.

                  (b) If any Liquidity Event shall occur, Borrower shall apply all Net Liquidation Proceeds received by Borrower to prepay the Debt. Such Net Liquidation Proceeds shall be applied first to pay accrued interest to the date of prepayment, and then to the principal amount of the Debt in accordance with this Note.

         4. Interest Rate. The principal amount of the Debt shall bear interest at a rate per annum equal to 7%, compounded annually. Interest shall be payable to the extent of Available Cash Flow.

         5. Computation of Interest. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed.

         6. Additional Interest. On the Maturity Date or, if earlier, upon the occurrence of a Liquidity Event, Borrower agrees that Lender shall be entitled to receive and Borrower shall pay to Lender an amount equal to the Participation Amount as additional interest ("Additional Interest") hereunder.

         7. Events of Default. (a) The occurrence of any one or more of the following events with respect to Borrower shall constitute an event of default hereunder ("Event of Default"):

                  (i) If Borrower shall fail to pay when due any payment of principal, interest or Additional Interest on this Note and such failure continues for 10 days after Lender notifies Borrower in writing; or

                  (ii) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Borrower or the Company shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or

                  (iii) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Borrower or the Company in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Borrower or the Company or substantially all of Borrower's or the Company's properties; or (iii) orders the liquidation of Borrower or the Company, and in each case the order or decree is not dismissed within 120 days; or


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                  (iv)     If at any time Lender shall cease to have a perfected
first priority lien in the Collateral (as defined in the Pledge Agreement).

                  (b) Borrower shall notify Lender in writing within five days after the occurrence of any Event of Default of which Borrower acquires knowledge.

                  (c) Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived in writing by Lender), Lender may, at its option, (i) by written notice to Borrower, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and
(ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Borrower all sums due under this Note and exercise all rights and remedies of a secured party pursuant to the Pledge Agreement.

         8. Lender's Expenses. Borrower agrees to pay or reimburse Lender for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Note including, without limitation, reasonable fees and disbursements of counsel to Lender (the "indemnified liabilities"); provided, however, that Borrower shall have no obligation hereunder to Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Lender. The agreements in this Section 8 shall survive repayment of the Debt.

         9. Cumulative Remedies; No Waiver. To the extent permitted by law, every remedy given hereunder to Lender shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every remedy provided by statute, law, equity or otherwise.

         10. Waiver of Presentment. Borrower hereby waives presentment for payment, demand, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender and consents to any and all such extensions of time, renewals, waivers and modifications as may be granted by Lender with respect to the payment or other provisions of this Note without notice to Borrower and without affecting its liability hereunder.

         11. Compliance with Usury Laws. It is the intent of Lender and Borrower to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under this Note, then it is the express intention of Borrower and Lender that such excess amount be immediately credited on the principal balance of this Note (or, if this Note has been fully paid, refunded by Lender to Borrower, and Borrower shall accept such refund), and the provisions hereof and thereof be immediately deemed to be reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. To the extent permitted by


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law, any such crediting or refund shall not cure or waive any Default. If at any time following any such reduction in the interest rate payable by Borrower, there remains unpaid any principal amount under this Note and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable hereunder shall be readjusted, to the extent permitted by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by Borrower without giving effect to the reduction in interest resulting from compliance with the applicable usury laws theretofore in effect. Borrower agrees, however, that in determining whether or not any interest payable under this Note is usurious, any non-principal payment (except payments specifically stated in this Note to be "interest"), including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

         12. Governing Law. (a) This Note shall be construed in accordance with, and governed by, the laws of the State of New York without regard to the conflicts of law principles thereof other than New York General Obligations Law
Section 5-1401.

                  (b) Borrower agrees that this Note shall be executed in the county and state of New York and that there are sufficient minimum contacts of Borrower with New York County and the State of New York for the purpose of conferring jurisdiction upon the federal and state courts presiding in such county and state. Borrower consents that any legal action or proceeding arising hereunder may be brought in the Supreme Court of the State of New York, New York County, New York or the United States District Court for the Southern District of New York and assents and submits to personal jurisdiction of any such court in any action or proceeding involving Borrower or this Note.

                  (c) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         13. Amendment; Entire Agreement. (a) This Note may not be changed, waived, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of any such change, waiver, modification or discharge is sought. This Note may not be assigned by Borrower or Lender. This Note shall be binding on Borrower and shall inure to the benefit of Lender.

                  (b) This Note represents the agreement of Borrower and Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         14. Severability. If any term or provision of this Note or the application thereof to any person or circumstance shall to any extent be invalid, illegal or unenforceable, the remainder of this Note or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Notwithstanding


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anything to the contrary in this Note, Lender shall not be deemed to have waived any right which Lender may have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt.

         15. Survival. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Note.

         16. Termination of the Note. Notwithstanding any provision of this Note to the contrary, if Lender exercises its right to take ownership in the Interest pledged under the Pledge Agreement, this Note shall be deemed satisfied to the extent of 30% of the Appraised Net Asset Value of the Company, determined as of the date of the exercise by Lender of such right in the manner set forth in the definition of Appraised Net Asset Value.

                    [SIGNATURE APPEARS ON THE FOLLOWING PAGE]


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                  IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first written above.

                                        WRD HOLDING CORPORATION


                                        By:/s/ Bennett Borko
                                           -------------------------------------
                                           Name: Bennett Borko
                                           Title: Vice President